Unknown;

27

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Swingplane Ventures, Inc.
(Name of registrant as specified in its charter)

Nevada	2300	27-2919616
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

220 Summit Blvd. #402
Broomfield, CO 80021
(303) 803-0063
(Address and telephone number of registrant’s principal executive offices)

Clifford J. Hunt, Esquire
Law Office of Clifford J. Hunt, P.A. 8200 Seminole Boulevard Seminole, Florida 33772 (727) 471-0444 telephone (727) 471-0447 facsimile
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one);

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

			Proposed
	Amount to	Proposed	Maximum
Title of Each Class	be	Maximum	Aggregate	Amount of
of Securities to be	Registered	Offering Price	Offering Price	Registration
Registered	(1)	per Share ($)	($)(2)	Fee($)
Shares of Common
Stock, par value	3,500,000	$.01	$35,000	$1.95
$0.001

1	3,500,000 shares are being offered by a direct offering at the price of $.01 per share.

2	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act, based upon the fixed price of the direct offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Swingplane Ventures Inc.

3,500,000 Shares of Common Stock

$0.01per share

$35,000 Maximum Offering

Swingplane Ventures, Inc. (“Company”) is offering on a best-efforts basis a maximum of 3,500,000 shares of its common stock at a price of $0.01 per share. This is the initial offering of Common Stock of Swingplane Ventures, Inc. and no public market exists for the securities being offered.  The Company is offering the shares on a “self-underwritten”, best-efforts all or none basis directly through our officer and director.  The shares will be offered at a fixed price of $.01 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased. Matt Diehl, the sole officer and director of Swingplane Ventures Inc., intends to sell the shares directly.  No commission or other compensation related to the sale of the shares will be paid to our officer and director.  The intended methods of communication include, without limitations, telephone, and personal contact.  For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

The proceeds from the sale of the shares in this offering will be payable to Law Offices of Clifford J. Hunt, P.A, Trust Account IOTA.  A Trust Account will hold all the subscription funds pending placement of the entire offering.  This offering is on a best effort, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration of the offering, all monies will be returned to investors, without interest or deduction.

The Officer and director of the issuer and any affiliated parties thereof will not participate in this offering.

The offering shall terminate on the earlier of (i) the date when the sale of all 3,500,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus.  Swingplane Ventures, Inc. will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

Swingplane Ventures, Inc. is a development stage, start-up company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 8.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prior to this offering, there has been no public market for Swingplane Ventures Inc.’s common stock.

Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.01	$0.00	$0.01
Maximum	3,500,000	$0.01	$0.00	$35,000

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See the section titled “Risk Factors” herein.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  SWINGPLANE VENTURES, INC. MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Swingplane Ventures, Inc. does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is August 17, 2010.

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Table of Contents

PART I: INFORMATION REQUIRED IN PROSPECTUS

6
SUMMARY OF PROSPECTUS

27

6
General Information about the Company

6
The Offering

27

6
RISK FACTORS

9
RISKS ASSOCIATED WITH THIS OFFERING

27

12
USE OF PROCEEDS

14
DETERMINATION OF OFFERING PRICE

27

15
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

15
PLAN OF DISTRIBUTION

27

16
Offering will be Sold by Our Officer and Directors

16
Terms of the Offering

27

16
Deposit of Offering Proceeds

17
Procedures and Requirements for Subscription

27

17
DESCRIPTION OF SECURITIES

17
INTEREST OF NAMED EXPERTS AND COUNSEL

27

19
DESCRIPTION OF OUR BUSINESS

19
General Information

27

19
Business Overview

20
Product Development

27

20
Industry Analysis and Competition

21
Marketing

27

22
12 Month Growth Strategy and Milestones

23
Patents and Trademarks

27

24
Need for any Government Approval of Products or Services

24
Research and Development Activities

27

24
Environmental Laws

24
Employees and Employment Agreements

27

25
DESCRIPTION OF PROPERTY

25
LEGAL PROCEEDINGS

27

25
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

25
FINANCIAL STATEMENTS

27

F1-9
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

28
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FISCAL DISCLOSURE

27

30
FINANCIAL DISCLOSURE

30
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

27

31
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

32
EXECUTIVE COMPENSATION

27

32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

33
FUTURE SALES BY EXISTING STOCKHOLDERS

27

33
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

34
INDEMNIFICATION

27

34
AVAILABLE INFORMATION

34
PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

27

35
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

35
INDEMNIFICATION OF DIRECTORS AND OFFICERS

27

35
RECENT SALES OF UNREGISTERED SECURITIES

36
EXHIBITS

27

36
UNDERTAKINGS

36

PART I: INFORMATION REQUIRED IN PROSPECTUS

SWINGPLANE VENTURES, INC.
220 SUMMIT BLVD. #402
BROOMFIELD, COLORADO 80021

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our” and “Company” refer to "Swingplane Ventures, Inc.”.

General Information about the Company

Swingplane Ventures, Inc. was incorporated in the State of Nevada on June 24th, 2010.  Swingplane Ventures, Inc. is a development stage company with a principal business objective of selling men's and women's golf apparel.  The Company plans to have its initial clothing line consist of shirts, pants, and skirts designed specifically for younger golfers.  We plan to stay on the cutting edge of the constantly changing golf apparel market and our goal is to create a quality reputation within the youthful golfing community and golf garment marketplace.  Swingplane Ventures conducted research on various marketing venues and plans to sell our initial line of clothing through our own online retail website, golf course pro shops and other sporting retail outlets such as small-to-medium sized golf equipment retailers.

Swingplane Ventures, Inc. is a development stage company that has not commenced its planned principal operations. Swingplane Ventures, Inc. operations to date have been devoted primarily to start-up and development activities, which include the following:

1.	Formation of the Company;
2.	Development of the Swingplane Ventures, Inc. business plan;
3.	Initiated various garment designs and reviewed the use of different material for construction of our proposed product lines;
4.	Conducted research on three major marketing channels/strategies including smaller retail golf shops, major retail outlets, and online sales.
5.	Formulated product development and marketing strategies for product lines to include:

•	Tailored style golf shirts for younger men and women
•	Tailored style golf pants for younger men and women
•	Golf skirts for younger women
•	Stylish golf headwear (hats, visors, etc.) for younger men and women

6.	Secured web site domain www.swingplaneventures.com .

27

7.	Conducted research on men and women golfer demographics.

Swingplane Ventures, Inc. is attempting to become operational and anticipates sales to begin during the third quarter of operations following the completion of our offering.  In order to generate revenues, Swingplane Ventures, Inc. must address the following areas:

1.

Finalize and implement our marketing plan:  In order to effectively penetrate our targeted market, Swingplane Ventures will use a multi-faceted marketing plan that includes a high-end web site, targeted golf pro shops and retail outlets, and target specific distribution channels using independent representatives.  Independent commissioned sales representatives work as middlemen between Swingplane Ventures and the retailers.  Their responsibilities include approaching any/all appropriate retailers, work trade shows and employ creative marketing techniques to attract golf and/or sports-oriented retailers and shops.

2.

Tailor or website: Swingplane Ventures has secured the web domain located at www.swingplaneventures.com. The site is currently under construction and we plan to incorporate this site with strategic vertical market e-commerce retailers.  We have budgeted the necessary funding to develop a quality site.

3.

Constantly monitor our market: We plan to constantly monitor our target market and adapt to consumers needs, wants and desires.  To be successful we plan to evolve and diversify our product lines to satisfy the consumer.

4.	Run our Company ethically and responsibly: Conduct our business and ourselves ethically and responsibly.

The Company believes that raising $35,000 through the sale of common equity is sufficient for the company to become operational and sustain operations through the next twelve (12) months. The capital raised has been budgeted to establish our infrastructure and to become a fully reporting company. We believe that the revenues from sales of our garments will be sufficient to support ongoing operations. Unfortunately, this can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flow from services and sales will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Swingplane Ventures, Inc. currently has one officer and director. This individual allocates time and personal resources to Swingplane Ventures, Inc. on a part-time basis and devotes approximately 10 hours a week to the Company.

As of the date of this prospectus, Swingplane Ventures, Inc. has 10,000,000 shares of $0.001 par value common stock issued and outstanding.

Swingplane Ventures, Inc. has administrative offices located on the premises of our President, Matt Diehl, which he provides on a rent free basis.  The address is 220 Summit Blvd. #402, Broomfield, CO 80021, with phone number 303-250-8869..

Swingplane Ventures, Inc.'s fiscal year end is June 30.

The Offering

The following is a brief summary of this offering.  Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered:	3,500,000 shares of common stock, par value $.001

Offering Price per Share:	$.01

Offering Period:

The shares are being offered for a period not to exceed 180 days.  In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned from the escrow account and returned to the investors, without interest or deduction.

Escrow Account:

The proceeds from the sale of the shares in this offering will be payable to “Law Office of Clifford J. Hunt, P.A., Trust Account IOTA.” and will be deposited in a non-interest/minimal interest bearing bank account until all offering proceeds are raised. All subscription agreements and checks are irrevocable and should be delivered to Law Office of Clifford J. Hunt, P.A.. Failure to do so will result in checks being returned to the investor, who submitted the check. Swingplane Ventures, Inc. trust agent, Law Office of Clifford J. Hunt, P.A.. acts as legal counsel for Swingplane Ventures, Inc. and is therefore not an independent third party.

Net Proceed to Company:	$35,000

Use of Proceeds:	We intend to use the proceeds to expand our business operations.

Number of Shares Outstanding
Before the Offering:	10,000,000 common shares

Number of Shares Outstanding
After the Offering:	13,500,000 common shares

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to Swingplane Ventures, Inc. assets, book value, historical earnings, or net worth.

Swingplane Ventures, Inc. will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, office supplies, product development, wages/contractors, sales and marketing, and general working capital.

The Company has not presently secured an independent stock transfer agent. Swingplane Ventures, Inc. has identified an agent to retain that will facilitate the processing of the certificates upon closing of the offering. Such transfer agent will be Empire Stock Transfer Inc. 1859 Whitney Mesa Dr Henderson, NV 89014 Tel: 702-818-5898. FAX: 702-974-1444

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for Swingplane Ventures, Inc. common stock exists. Please refer to the sections herein titled “Risk Factors” and “Dilution” before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from Swingplane Ventures, Inc. financial statements. The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statements of operations data

SWINGPLANE VENTURES, INC. (A Development Stage Company) Statement of Operations For the period from inception (June 24, 2010) to June 30, 2010

June 24, 2010
(Inception)
through
June 30, 2010

Revenues	$-

Operating expenses
General and administrative	-
-

(Loss) from operations	-

Other income (expense)
Interest income	-
Interest expense	-
Loss before income taxes	-

Income tax benefit (provision)	-
Net (loss)	$-

Basic and diluted loss per common share	$0.00

Basic and diluted weighted average common shares outstanding	10,000,000

The accompanying notes are an integral part of the financial statement.s

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

MATT DIEHL, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 10 HOURS PER WEEK TO COMPANY MATTERS.  HE HAS MINIMAL PUBLIC COMPANY EXPERIENCE AND IS INVOLVED IN OTHER BUSINESS ACTIVITIES.  THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE HE MAY HAVE.  THIS COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees until sales will support the expense, which is estimated to be the third quarter of operations. Until that time, the responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Matt Diehl. While Mr. Diehl has business experience including management and accounting, he does not have extensive experience in a public company setting, including serving as a principal accounting officer or principal financial officer. We have not formulated a plan to resolve any possible conflict of interest with his other business activities. In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

These financial statements included with this registration statement have been prepared on a going concern basis.    We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and repay liabilities arising from normal business operations when they come due.  The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern.  Management plans to continue to provide for its capital needs through related party advances.  Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, THE COMPANY HAS GENERATED NO REVENUES AND DOES NOT HAVE AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

The Company was incorporated on June 24, 2010; we have not yet commenced our business operations; and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incurred significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS.  IF WE DO NOT SELL THE SHARES IN THIS OFFERING WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

Swingplane Ventures, Inc. has limited capital resources. To date, the Company has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable.  Unless Swingplane Ventures, Inc. begins to generate sufficient revenues to finance operations as a going concern, Swingplane Ventures, Inc. may experience liquidity and solvency problems.  Such liquidity and solvency problems may force Swingplane Ventures, Inc. to cease operations if additional financing is not available. No known alternative resources of funds are available to Swingplane Ventures, Inc. in the event it does not have adequate proceeds from this offering. However, Swingplane Ventures, Inc. believes that the net proceeds of the Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not sold any clothing to date and have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

OUR CONTINUED OPERATIONS DEPEND ON THE PUBLIC'S ACCEPTANCE OF OUR PRODUCT LINES. IF THE PUBLIC DOESN'T FIND OUR CLOTHING DESIRABLE AND SUITABLE FOR PURCHASE AND WE CANNOT ESTABLISH A CUSTOMER BASE, WE MAY NOT BE ABLE TO GENERATE ANY REVENUES, WHICH WOULD RESULT IN A FAILURE OF OUR BUSINESS AND A LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES.

The ability to develop clothing lines that the market finds desirable and willing to purchase is critically important to our success. We cannot be certain that garments and clothing lines we offer will be appealing to the market and as a result there may not be any demand and our sales could be limited and we may never realize any revenues. In addition, there are no assurances that if we alter, or develop new garments or lines of clothing in the future that the markets demand for these will develop and this could adversely affect our business and any possible revenues.

THE LOSS OF THE SERVICES OF MATT DIEHL COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT OF OUR CLOTHING LINES, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR ABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon the professional expertise of our President, Matt Diehl. His past experience to lead and nurture small and start-up companies makes the Company dependent on his abilities.  If he were unable to perform his services, this loss of the services could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace him with another individual qualified to develop and market our garments. The loss of his services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

THE CLOTHING INDUSTRY IS HIGHLY COMPETITIVE. IF WE CAN NOT DEVELOP AND MARKET DESIRABLE CLOTHING LINES THAT THE PUBLIC IS WILLING TO PURCHASE, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

Swingplane Ventures, Inc. has many potential competitors in the clothing industry.  We consider the competition is competent, experienced, and they have greater financial and marketing resources than we do at the present. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the development, sales, and marketing of their products than are available to us.

Some of the Company’s competitors also offer a wider range of clothing lines; have greater name recognition and more extensive customer bases than the Company.  These competitors may be able to respond more quickly to new or changing opportunities, fashions and customer desires, undertake more extensive promotional activities, offer terms that are more attractive to customers and adopt more aggressive pricing policies than the Company.  Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their visibility.  The Company expects that new competitors or alliances among competitors have the potential to emerge and may acquire significant market share.  Competition by existing and future competitors could result in an inability to secure adequate market share sufficient to support Swingplane Ventures’s endeavors.  Swingplane Ventures cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.  As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

SWINGPLANE VENTURES, INC. MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

Swingplane Ventures, Inc. has limited capital resources. Unless Swingplane Ventures, Inc. begins to generate sufficient revenues to finance operations as a going concern, Swingplane Ventures, Inc. may experience liquidity and solvency problems. Such liquidity and solvency problems may force Swingplane Ventures, Inc. to cease operations if additional financing is not available. No known alternative resources of funds are available to Swingplane Ventures, Inc. the event it does not have adequate proceeds from this offering. However, Swingplane Ventures, Inc. believes that the net proceeds of the Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.

RISKS ASSOCIATED WITH THIS OFFERING

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. UNLESS WE ARE SUCCESSFUL IN SELLING THE MINIMUM OF THE SHARES AND RECEIVING THE PROCEEDS FROM THIS OFFERING, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS AND YOU WOULD RECEIVE A RETURN OF YOUR ENTIRE INVESTMENT.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of the shares. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Swingplane Ventures, Inc. or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

The principal shareholder of Swingplane Ventures, Inc. is Matt Diehl who also serves as its Director, President, Secretary, and Treasurer.  Mr. Diehl acquired 10,000,000 restricted shares of Swingplane Ventures, Inc. common stock at a price per share of $0.001 for a $10,000 equity investment.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of Swingplane Ventures, Inc. common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE MATT DIEHL, SWINGPLANE VENTURES, INC.'S OFFICER, DIRECTOR AND SHAREHOLDER CONTROLS ALL OF SWINGPLANE VENTURES, INC. ISSUED AND OUTSTANDING COMMON STOCK.

Presently, Matt Diehl, Swingplane Ventures Inc.’s Director, President, Secretary, and Treasurer beneficially owns 100% of the outstanding common stock. Because of such ownership, investors in this offering will have limited control over matters requiring approval by Swingplane Ventures, Inc. security holders, including the election of directors. Mr. Diehl would retain 74.1% ownership in Swingplane Ventures, Inc. common stock assuming the maximum offering is attained.  Such concentrated control may also make it difficult for Swingplane Ventures, Inc. stockholders to receive a premium for their shares of Swingplane Ventures, Inc. common stock in the event Swingplane Ventures, Inc. enters into transactions, which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Swingplane Ventures Inc. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE, WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated $5,500 cost of this Registration Statement to be paid from our cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

This prospectus contains forward-looking statements about Swingplane Ventures, Inc. business, financial condition, and prospects that reflect Swingplane Ventures, Inc. management’s assumptions and beliefs based on information currently available. Swingplane Ventures, Inc. can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of Swingplane Ventures, Inc. assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within Swingplane Ventures Inc.’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the products that Swingplane Ventures, Inc. expects to market, Swingplane Ventures Inc.’s ability to establish a customer base, management's ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which Swingplane Ventures, Inc. functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

Selling all of the shares in the offering will result in $35,000 gross proceeds to Swingplane Ventures Inc.  We expect to disburse the proceeds from this offering in the priority set forth below within the first 12 months after successful completion of this offering:

Swingplane Ventures, Inc. intends to use the proceeds from this offering as follows:

Application of Proceeds	$	% of total

Total Offering Proceeds	35,000	100.00

Offering Expenses
Legal & Professional Fees	1,500	4.39
Accounting Fees	2,500	7.14
Edgar Fees	700	2.00
Blue-sky fees	800	2.29
Total Offering Expenses	5,500	15.71

Net Proceeds from Offering	29,500	84.29

Use of Net Proceeds
Accounting Fees	2,500	7.14
Legal and Professional Fees	1,000	2.86
Office Equipment and Furniture	0	0.00
Office Supplies	500	1.43
Product Development [1]	7,000	20.00
Wages/Contractors [2]	6,000	17.14
Sales and Marketing	8,000	22.86
Working Capital [3]	4,500	12.86
Total Use of Net Proceeds	29,500	84.29

Total Use of Proceeds	35,000	100.00

Notes:

1 The category of Product Development includes, but is not limited to creating garment patterns and prototypes.

2 The category of Wages/Contractors includes, but is not limited to fees associated with contract labor.  The company will not be using these funds to pay the President and CEO, Mr. Diehl.

3 The category of General Working Capital may include, but is not limited to, postage, telephone services, overnight delivery services and other general operating expenses.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to Swingplane Ventures Inc.’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Swingplane Ventures Inc.’s issued and outstanding stock. This is due in part because of the common stock issued to the Swingplane Ventures, Inc. officer, director, and employee totaling 10,000,000 shares at par value $0.001 per share versus the current offering price of $0.01 per share. Please refer to the section titled “Certain Transactions”, herein, for more information. Swingplane Ventures, Inc. net book value on June 30, 2010 was $10,000.  Assuming all 3,500,000 shares offered are sold, and in effect Swingplane Ventures, Inc. receive the maximum estimated proceeds of this offering from shareholders, Swingplane Ventures, Inc. net book value will be approximately $0.033 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0067 per share while the Swingplane Ventures, Inc. present stockholder will receive an increase of $0.023 per share in the net tangible book value of the shares that he holds. This will result in an 75% dilution for purchasers of stock in this offering.

This table represents a comparison of the prices paid by purchasers of the common stock in this offering and the individual who purchased shares in Swingplane Ventures, Inc. previously:

Maximum
Offering

Book Value Per Share Before the Offering	$0.001

Book Value Per Share After the Offering	$0.0033

Net Increase to Original Shareholders	$0.0023

Decrease in Investment to New Shareholders	$0.0067

Dilution to New Shareholders (%)	75.00%

PLAN OF DISTRIBUTION

Offering will be Sold by Our Officer and Director

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Matt Diehl, the sole officer and director, will sell the shares and intends to offer them to friends, family members and acquaintances. In offering the securities on our behalf, Mr. Diehl will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.  In his endeavors to sell this offering, Mr. Diehl does not intend to use any mass-advertising methods such as the Internet or print media.

Mr. Diehl will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Mr. Diehl is an officer and director and is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and
b.

Mr. Diehl is an officer and director and will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Mr. Diehl is an officer and director and is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and
d.

Mr. Diehl is an officer and director and meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

Swingplane Ventures, Inc. (“Company”) is offering on a best-efforts basis a maximum of 3,500,000 shares of its common stock at a price of $0.01 per share. This is the initial offering of Common Stock of Swingplane Ventures, Inc. and no public market exists for the securities being offered.  The Company is offering the shares on a “self-underwritten”, best-efforts all or none basis directly through our officer and director.  The shares will be offered at a fixed price of $.01 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased. This offering is on a best effort, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration of the offering, all monies will be returned to investors, without interest or deduction.  Matt Diehl, the sole officer and director of Swingplane Ventures Inc., intends to sell the shares directly.  No commission or other compensation related to the sale of the shares will be paid to our officer and director.  The intended methods of communication include, without limitations, telephone, and personal contact.  For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

The Officer and director of the issuer and any affiliated parties thereof will not participate in this offering.

The offering shall terminate on the earlier of (i) the date when the sale of all 3,500,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus.  Swingplane Ventures, Inc. will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, Swingplane Ventures, Inc. has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if Swingplane Ventures, Inc. were to enter into such arrangements, Swingplane Ventures, Inc. will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which Swingplane Ventures, Inc. has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, Swingplane Ventures, Inc. has not identified the specific states where the offering will be sold. Swingplane Ventures, Inc. will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

Deposit of Offering Proceeds

The proceeds from the sale of the shares in this offering will be payable to Law Office of Clifford J. Hunt, P.A., Trust Account IOTA (“Trust Account”) and will be deposited in a non-interest/minimal interest bearing bank account until the minimum offering proceeds are raised. All subscription agreements and checks should be delivered to Law Office of Clifford J. Hunt, P.A., 8200 Seminole Boulevard, Seminole, Florida 33772.  Failure to do so will result in checks being returned to the investor, who submitted the check. All subscription funds will be held in the Trust Account pending and no funds shall be released to Swingplane Ventures, Inc.until such a time as the entire offering is sold. If the entire offering is not sold and proceeds received within one hundred and eighty (180) days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The fee of the Trust Agent is $1,000.00. (See Exhibit 99(b)).

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus.  Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(a)) and sending it together with payment in full to Law Office of Clifford J. Hunt P.A., Trust Account IOTA, 8200 Seminole Boulevard Seminole, Florida 33772.  All payments are required in the form of United States currency either by personal check, bank draft, or by cashier’s check. There is no minimum subscription requirement. Swingplane Ventures, Inc. reserves the right to either accept or reject any subscription. Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.

DESCRIPTION OF SECURITIES

Swingplane Ventures Corporation’s authorized capital stock consists of 70,000,000 shares of common stock with a par value $.001, and 5,000,000 shares of preferred stock with a par value $.001 per share.

COMMON STOCK

Swingplane Ventures Corporation’s authorized capital stock consists of 70,000,000 shares of common stock, with a par value of $0.001 per share.

The holders of our common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;
2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;
3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
4.	Are entitled to one vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of Swingplane Ventures, Inc. common stock do not have cumulative voting rights. Cumulative voting rights are described as holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Swingplane Ventures, Inc. directors.

PREFERRED STOCK

Swingplane Ventures, Inc. has no current plans to either issue any preferred stock or adopt any series, preferences, or other classification of the 5,000,000 shares of preferred stock authorized with a par value $.001 as stated in the Articles of Incorporation.  The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders. Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

PREEMPTIVE RIGHTS

No holder of any shares of Swingplane Ventures, Inc. stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

CASH DIVIDENDS

As of the date of this prospectus, Swingplane Ventures, Inc. has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. Swingplane Ventures, Inc. does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Swingplane Ventures, Inc. will furnish its shareholders with annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statement for the period from inception to June 30, 2010, included in this prospectus has been audited by Peter Messineo Certified Public Accountant, PCAOB- and CPAB-Registered Auditor, 1982 Otter Way, Palm Harbor, Florida 34685. We included the financial statements and report in their capacity as authority and experts in accounting and auditing.

The Law Office of Clifford J. Hunt, P.A., 8200 Seminole Boulevard, Seminole, Florida 33772, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

General Information

Swingplane Ventures, Inc. was incorporated in the State of Nevada on June 24, 2010 under the same name. Since inception, Swingplane Ventures, Inc. has not generated revenues and has accumulated losses in the amount of $0.00 as of June 30, 2010. Swingplane Ventures, Inc. has never been party to any bankruptcy, receivership or similar proceeding, nor have it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Swingplane Ventures, Inc. has yet to commence planned operations to any significant measure. As of the date of this Registration Statement, Swingplane Ventures, Inc. has had only limited start-up operations and has not generated revenues. The Company will not be profitable until it derives sufficient revenues and cash flows from garment sales.  Swingplane Ventures, Inc. believes that, if it obtains the proceeds from this offering, it will be able to implement the business plan and conduct business pursuant to the business plan for the next twelve months.

Swingplane Venture Inc.'s administrative office is located at 220 Summit Blvd. #402, Broomfield, CO 80021.

Swingplane Venture Inc.'s fiscal year end is June 30.

Business Overview

Swingplane Venture Inc. is a development stage men's and women's golf fashion manufacturer located in Broomfield, Colorado.  The Company intends for its initial clothing line to consist of tailored-fit golf shirts, pants, and skirts.  The use of lightweight and breathable fibers that the Company intends to use could position the Company where there is  less competition at the present time.  We plan to stay on the cutting edge of the constantly changing golf apparel market and create a reputation with the consumer of providing the most unique and desirable designs at a more affordable price than our competitors.  This market dictates that new styles and designs be introduced on a regular basis.

Our initial design is a tailored-fit men's golf shirt with shorter sleeves and unique design patterns.  We intend to market this current design under the "Swingplane" brand.  Because of it's fit, fibers, and design, our target market for this garment is the 15 - 35 year old male golfer as an alternative to much higher priced brands.

Current Management is comprised of Matt Diehl, CEO and President. Mr. Diehl has over 10 years of experience in bringing small and development stage companies to successful operations.  His leadership experience includes serving as an officer and director on several privately held companies.  Mr. Diehl is an avid golfer and fashion aficionado.  Mr. Diehl distributes part of his time towards the everyday operations and forward movement of the corporation.  Mr. Diehl has identified various contractors that have expressed an interest in working with him to further the business of the Company.  One contractor in particular brings over 10 years of industry experience in wholesale and custom-design clothing and materials, active/leisure design, manufacturing, and distribution.

Acknowledging the inherent risks involved in fashion design, we will assess the need for any patents or trademarks on a continuing basis to protect our main design(s).  Once the process is initiated, designs are initially protected under the Patent Pending Process provision while completing the full patenting process.  This protection will cover the United States, initially, also giving first priority to the European Community.

Product Development

The original thought behind the design/concept was to target young golfers who are looking for stylish and comfortable golf apparel at reasonable prices.  The current design incorporates the use of breathable microfibers and design and fit desireable to today's younger golfers.  Successful design elements and company branding will give Swingplane Ventures versatility in marketing few other company's are currently experiencing.

Immediate goals include the development of a full line of this innovative golf apparel comprised of shirts, pants, shorts, skirts, and hats.  Using creative marketing strategies, sales can potentially reach local and foreign markets on an extensive scale.  Swingplane Ventures is one of the first golf apparel companies to offer the fit, fabrics, and designs that younger golfers are asking for at a more reasonable price than other similar clothing brands.

Clearly defined goals, both short and long term, will be an intricate part of the daily decision making process within the organization.  It is with these defined goals in mind that allows Swingplane Ventures to feel confident with the many decisions required to maintain progressive working concepts.  Within the next 12 months, Swingplane Ventures plans to have all current design board projects patterned, prototyped, and manufacturing requirements completed for wholesale and direct markets.

Long term, Swingplane Ventures has adopted a basic outline by which future goals will be established.  As certain milestones are achieved at existing levels, new areas of design and production will be added.  These new areas translate into the introduction of more products, including golf shoes, belts, and other accessories.  As a part of Swingplane Ventures’s progressive attitude, evidenced by its designs, Swingplane Ventures will always be striving to stay ahead in this increasingly competitive market using new and innovative designs.  Swingplane Ventures’s intentions are to portray itself as an innovative leader in the golf apparel and active youth market sectors.

Industry Analysis and Competition

Industry and Trend Analysis

According to Sundale Research’s State of the Industry: Golf Equipment in the U.S, report, “changing demographics in the golf industry are causing a shift in golf fashions. High-tech golfwear like haute-tailored wet and wind resistant outfits and trendy footwear and gloves are driving sales.” The report goes on to say that sales of these products are expected to be more than 2.4 billion in 2010. Professional golfers are the primary source for the changes in style popularity and fabrics that younger golfers are seeking. One needs only to look at the top players in the world to see the youthful, tailored-fit styles that the pros are wearing. The market for tailored and dry-fabric golf clothing has balooned since J. Lindeberg first hit the scene in 1997 with its pioneering golf line worn by young professional golfers. Note: the most popular tour professionals with youth today are under 35 years old. These younger amateur golfers are our market – and they are growing at an astonishing pace.

With prices now ranging from $75 to $125 for a high-end golf polo shirt, it's no wonder that new brands are emerging all the time, each trying to distinguish itself with different fabrics, cuts, fits, designs, and branding elements. As long as customers continue to want the next, best, latest golf clothing without much resistance to higher prices, the golf garment market will continue to provide opportunity for smaller independent manufacturers trying to acquire market share, especially when combining those elements with a lower price point.

There is no doubt as to the popularity of high end golf apparel evidenced by the success of J. Lindeberg, a company whose golf shirts and pants set the tone for the look that younger golfers are seeking.  Other companies such as Adidas, Puma, Nike, Ecco, Ashworth, Cutter & Buck, and Sligo have also enjoyed recent dramatic success attributed to the popularity of their design elements and fabrics.

However, Swingplane Ventures does not stop with golf shirts.  It plans to incorporate all popular dimensions of golf wear for the younger generation.  As the next generation of golfers mature, they are demanding all their golf apparel be stylish, tailored-filling, and reasonably priced.  There are more women and girls taking up golf than ever before and yet the bulk of stylish and tailored-fit golf clothing are driven towards the aging male market.  By utilizing the best in breathable "dry" materials and desirable fits and designs, Swingplane Ventures is poised to take the younger generation of golfers - both male and female - by storm.

Delineation of the Market Area and Identification of Target Markets

According to National Golf Foundation, nearly 30 million people play golf in the United States alone, with another 2 million taking up the game each year.  However, due to the fit, fabric, and graphics of our designs, Swingplane Ventures could potentially affect approximately 2 billion young people with its marketing because non-golfers will also find the clothing to be comfortable, cool, and stylish.  The apparel of Swingplane Ventures will also cross over in the active/leisure market, tennis market, and other markets where simply looking good in casual wear is desired.  If aggressive marketing were to affect only 0.5%, that would translate into an active customer base of approximately 1 million young men and women.  We plan for wholesale profit margins ranging from $5.00 to $10.00 per garment and double that with direct retail.  With the introduction of an 8-piece garment line into the fashion market, sales possibilities multiply with the ability of the consumer to choose its style preference within our line.  Because of the novelty of the designs and the competitive nature of our pricing points, a substantial market share may be obtained.

Fashion industry marketing seems to have only one worldwide boundary, the demarcation between developed and undeveloped countries.  The planned market areas will include North America, South America, Europe, Australia, and Asia.

1.

Young Men and Women Aged 15 to 21 :  This is the main target sales demographic to be exploited by Swingplane Ventures Inc.  These young golfers are pre-budget age and tend to be spontaneous wave buyers.  Their purchases are predicated on what is being bought by their friends and little attention is given to cost especially within the $20.00 - $50.00 pricing range.  Most of Swingplane Ventures fashions will be priced within that range.

2.

College Men and Women : A large number of college-aged men and women play golf, tennis, and dress active/casual on a daily basis.  With the introduction of garments in school colors, traditional school support can also be realized, offering an emotional purchase.  Additionally, with a lower price point than our competition but a look that is very aggressively styled for this group, these garments can be worn off the golf course to class and other active/leisure activities.

3.

Women Golfers Aged 25 to 45 : These women make up a large part of the main demographic because this is the demographic that is calling for more stylish and better fitting activewear at more affordable prices.  Despite the offerings by our competitors, there is an apparent lack in the affordable golf apparel market for women.  Through aggressive styling, form-fitting/tailored-fitting, "dry" breathable fabrics, and lower price points than similar garments by other companies, Swingplane Ventures expects to meet the exacting needs of today's women golfers.

4.

Men Golfers Aged 25 to 45: These men make up an important part of our main demographic because they purchase more golf clothing than any other segment.  Because the garments are not only uniquely stylish, but also very functional and practical for all forms of exercise, the loyal demands of the active market can be met.  This is a very lucrative sector as the golf and fitness industry has experienced tremendous growth over the past 10 years with no apparent slowing in sight.

Marketing

Swingplane Ventures will employ three (3) major marketing strategies in an effort to gain market share in the active/leisure market.  Online Marketing via the Internet, Outside Commissioned sales force, and print media adds. These strategies are listed in order of budget requirement to allow Swingplane Ventures the ability to use revenues gained from the most cost effective method of marketing (online via internet) to fund the more expensive but valuable method of marketing (commission sales) and subsequently using revenues from both of the previous to fund the most expensive and very effective form of marketing and product branding (print media).

Online Marketing

Americans spent more online on clothing in 2006 than they did on computer hardware and software for the first time in history, according to the first part of “The State of Retailing Online 2007,” the tenth annual Shop.org study conducted by Forrester Research, which surveyed 170 retailers.

The report found the apparel, accessories and footwear category reached $18.3 billion in 2006 and is expected to hit $22.1 billion in 2007, when 10 percent of all clothing sales are expected to occur online, in part because of liberal shipping policies and new technologies that allow consumers to better “see” what they’re buying.

Given the above statistic along with the relative ease and cost effectiveness in creating an online marketing presence,  Swingplane Ventures feels that once the garments have been produced, it can start generating revenues with comparatively little cash outlay.  Through the online tools offered by companies like Google, E-Bay, and Craig’s List, Swingplane Ventures will be able to reach a global audience with the same capital as used to be necessary to reach a very local limited market.

Additionally, social media outlets such as Twitter, Facebook, MySpace, and many others have opened up a new and powerful method for shoppers to share their likes and dislikes for products.  Properly placed and managed social media networks for the company will provide Swingplane Ventures with tools to generate revenue from online purchases with comparatively little cash outlay.

Commissioned Sales Force

Once revenues are generated from online sales and a full line of products have been prototyped, developed, and produced, Swingplane Ventures’s plan is to implement sales via an outside commissioned sales force.  The only costs to the company is the creation of samples for each and every sales person to have as well as print media to properly promote all of the products.  With the introduction of a full fashion line, Swingplane Ventures plans to be represented in all major fashion marts located in Los Angeles, Chicago, New York, and Dallas. All formal representation will be done on a commission basis. With available investment capital, it will be possible to supply all major distributors with the necessary samples for proper displaying.  Additionally, commissioned sales people will contact golf clubs via telephone to introduce the club managers to our offerings and drive them to the company website.  Swingplane Ventures expects to be represented in hundreds, or even thousands of golf courses and clubs around the country.

Print Media

In order to properly brand the Swingplane Ventures products an extensive print media campaign will have to be utilized.  The pitfall to this method of marketing and branding is the relative high cost when compared to online marketing and commissioned sales.  Although online sales growth statistics are overwhelmingly positive, strong competitors in the apparel industry still rely on traditional print media for product marketing and more importantly, product branding.  Because of the high cost involved in this medium, Swingplane Ventures realizes that it will need to generate increased revenues to be able to compete in this medium.  Advertising statistics show that a consumer generally needs to see a product 4 – 6 times prior to actively participating in a purchase.  Most rate cards for monthly publications are designed for the advertiser to purchase 6 consecutive months of advertising space to be effective in achieving its marketing/branding goal.

Media advertising will be monitored closely and handled as efficiently as possible. With magazine advertising costs mentioned above, publications will be carefully selected. Joint advertising campaigns will be encouraged between Swingplane Ventures and larger distributors such as department stores. Joint campaigns are a viable way to stretch the advertising dollar. Markets intended to be covered in our monthly media effort will include golf, sports, tennis, youth athletics, and casual wear worlds.  With the associated costs, photography and models, a six month print media campaign can be quite expensive for our Company at the present.  Swingplane Ventures has done the necessary due diligence on this marketing medium and plans to incorporate this in our next phase of operations.

12 Month Growth Strategy and Milestones

 Our mission is to maximize shareholder value through expanding the scope of operations and evaluating and cultivating new and alternative revenue generating opportunities.  The Company is committed to development of new and innovative products.  While a strategic and wisely executed marketing campaign is key to expanding our wholesale and retail customer base; providing new, cutting-edge, innovative products will ensure a solid operation built for long-term success.

Note: The Company planned the milestones based on quarters following the closing of the offering.

Quarter

0-3 Months
-Finish garment designs currently proposed
-Create patterns and prototypes
-Explore online marketing options
-Interview Photographers
-Interview Models
4-6 Months
-Begin development of Online Marketing Website
-Hire photographer and determine photo shoot layout
-Hire model and prepare garments for photo shoot
-Continue design work on initial product line
-1st Photo Shoot
-Negotiate for online merchant account
7-9 Months
-Finish Website “look and feel” design with full e-commerce
-Add content to website from photo shoot
-Integrate shopping cart for online sales
-Determine online marketing venues based on budget (Google; E-Bay; vertical apparel markets)
10-12 Months
-Analyze online marketing and make necessary changes for increased sales
-Continue to develop product line and add additional accessories
-Prepare for year 2 marketing with commission sales force

Patents and Trademarks

At the present we do not have any patents or trademarks.

Acknowledging the inherent risks involved in fashion design, we will assess the need for any patents or trademarks on a continuing basis to protect our main design(s).  Once the process is initiated, designs are initially protected under the Patent Pending Process provision while completing the full patenting process.  This protection will cover the United States, initially, also giving first priority to the European Community.

Need for any Government Approval of Products or Services

We do not require any government approval for our products or services.

Research and Development Activities

Other than time spent researching our proposed business the Company has not spent any funds on research and development activities to date.  Swingplane Ventures does plan to spend funds on Product Development as detailed in sections titled “Use of Proceeds”, “Description of Business” and “Management’s Discussion and Analysis or Plan of Operation”.

Environmental Laws

Our operations are not subject to any Environmental Laws.

Employees and Employment Agreements

We currently have one employee, our executive officer, Matthew R. Diehl who currently devotes 10 hours a week to our business and is responsible for the primary operation of our business. There are no formal employment agreements between the company and our current employee.

DESCRIPTION OF PROPERTY

Swingplane Ventures, Inc. uses an administrative office located at 220 Summit Blvd. #402, Broomfield, CO 80021  Mr. Diehl, the sole officer and director of the Company provides the office space free of charge and no lease exists.  We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock.  The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-	Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;
-

Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;
-	Contains a toll-free number for inquiries on disciplinary actions;
-	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
-	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.
-	The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:
-	The bid and offer quotations for the penny stock;
-	The compensation of the broker-dealer and its salesperson in the transaction;
-	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
-	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We currently do not have a stock transfer agent.  Swingplane Ventures, Inc. has identified an agent to retain that will facilitate the processing of the certificates upon closing of the offering. Such transfer agent will be Empire Stock Transfer Inc. 1859 Whitney Mesa Dr., Henderson, NV 89014, having a telephone number of (702) 818-5898.

27

Swingplane Ventures, Inc.

(A Development Stage Corporation)

Index to Financial Statements

For the Period from June 24, 2010 (Date of Inception)

through June 30, 2010

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@cpa-ezxl.com T 727.421.6268 F 727.674.0511

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders:

Swingplane Ventures, Inc.

I have audited the balance sheets of Swingplane Ventures, Inc. as of June 30, 2010 and the related statement of operations, changes in stockholder’s equity, and cash flows for the year  then ended and for the period June 24, 2010 (date of inception) through June 30, 2010.  These financial statements were the responsibility of the Company’s management.  My responsibility was to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement.  The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Swingplane Ventures, Inc. as of June 30, 2010, and the results of its operations and its cash flows for the year then ended and for the period June 24, 2010 (date of inception) through June 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has no revenues from operation, has not emerged from the development stage, and is requiring traditional financing or equity funding to commence its operating plan.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Further information and management’s plans in regard to this uncertainty were also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peter Messineo, CPA

Peter Messineo, CPA

Palm Harbor, Florida

July 27, 2010

F-9

Swingplane Ventures, Inc.

 (A Development Stage Corporation)

Balance Sheet

June 30, 2010

Assets

Cash	$10,000
Total current assets	10,000

Total assets	$10,000

Liabilities and Stockholders’ Equity

Stockholders’ deficit:
Common stock; $0.001 par value; 75,000,000 shares authorized; 10,000,000 shares issued and outstanding	$10,000
Capital in excess of par value	-
Accumulated earnings during development stage	-
Total stockholders’ equity	10,000
Total liabilities and stockholders’ equity	$10,000

The Accompanying notes are an integral part of the financial statements

Swingplane Ventures, Inc.

 (A Development Stage Corporation)

Statement of Operations

For the Period from June 24, 2010 (Date of Inception) through June 30, 2010

Revenue:

Sales	$-
-

Expenses:
Selling, general and administrative	-
-

Net loss	$-

Net loss per common share, basic and diluted	$0.00

Weighted average number of common shares, basic and diluted	10,000,000

The accompanying notes are an integral part of the financial statements.

F-9

Swingplane Ventures, Inc.

 (A Development Stage Corporation)

Statement of Stockholders’ Deficit

For the Period from June 24, 2010 (Date of Inception) through June 30, 2010

Common Stock	Capital in Excess of	Accumulated	Total Stockholders’

Shares	Amount	Par Value	Deficit	Deficit

Balance, June 24, 2010 (Date of Inception)		$-	$-	$-	$-
Issuance of common stock (June 24, 2010)	10,000,000	10,000	-	-	10,000
Net loss for the period June 24, 2010 (Date of Inception) through June 30, 2010	-	-	-	-	-
Balance, June 30, 2010	10,000,000	$10,000	$0	$0	$10,000

The accompanying notes are an integral part of the financial statements.

Swingplane Ventures, Inc.

 (A Development Stage Corporation)

Statement of Cash Flows

For the Period from June 24, 2010 (Date of Inception) through June 30, 2010

Operating activities

Net loss	$0
Adjustments to reconcile net loss to net cash used
by operating activities:
Net cash used by operating activities	0

Investing activities
Net cash used by investing activities	0

Financing activities
Proceeds received from issuance of common stock	10,000
Net cash provided by financing activities	10,000

Net increase in cash and cash equivalents	10,000

Cash and cash equivalents, beginning of period	0

Cash and cash equivalents, end of period	$10,000

Supplemental information:
Cash paid during the year for interest	$0
Cash paid during the year for taxes	$0

The accompanying notes are an integral part of the financial statements.

F-9

Swingplane Ventures, Inc.

 (A Development Stage Corporation)

Notes to Financial Statements

For the Period from June 24, 2010 (Date of Inception) through June 30, 2010

1.	Background Information

Swingplane Ventures, Inc. (the “Company”), a Nevada corporation, is a development stage men's and women's golf fashion manufacturer located in Broomfield, Colorado.  The company’s initial clothing line consists of tailored-fit golf shirts, pants, and skirts that younger golfers are demanding from the standpoint of comfort, style, and fabric.  The Company plans to stay on the cutting edge of the constantly changing golf apparel market and our goal is to create a quality reputation within the youthful golfing community and golf garment marketplace.  This market dictates that new styles and designs be introduced on a regular basis.

The first designs will take into consideration of the fit, style and fabrics that younger golfers are demanding, including tailored-fit shirts with shorter sleeves and fabrics that are wet and wind resistant, such as microfibers used today in tennis and active wear tops.  Our initial design is a tailored-fit men's golf shirt with shorter sleeves and unique (and colorful) design patterns.  This current design will be marketed under the "Swingplane Ventures" brand.  Because of its fit, fibers, and design, this garment will attract the 12 - 35 year old male golfer market as an alternative to much higher priced brands with similar styling.

2.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the period ended June 30, 2010, the Company has had no operations.  As of June 30, 2010, the Company has not emerged from the development stage.  In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability.  The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements.  The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.

Significant Accounting Policies

The significant accounting policies followed are:

FASB Codification - In June 2009, the FASB issued ASC 105, Generally Accepted Accounting Principles, effective for interim and annual reporting periods ending after September 15, 2009. This statement establishes the Codification as the source of authoritative accounting principles used in the preparation of financial statements in conformity with generally accepted accounting principles. The Codification does not replace or affect guidance issued by the SEC or its staff. As a result of the Codification, the references to authoritative accounting pronouncements included herein in this Annual Report on Form 10-K now refer to the Codification topic section rather than a specific accounting rule as was past practice.

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents - All cash, other than held in escrow, is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents.

Research and development expenses - Expenditures for research, development, and engineering of products are expensed as incurred.

Common stock - The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

Revenue and cost recognition – The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Advertising Costs - The Company’s policy regarding advertising is to expense advertising when incurred.

Income Taxes - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB ASC 740-10 “Uncertainty in Income Taxes” (ASC 740-10), on January 1, 2007. The Company has not recognized a liability as a result of the implementation of ASC 740-10. A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there is no unrecognized benefit since the date of adoption. The Company has not recognized interest expense or penalties as a result of the implementation of ASC 740-10.  If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

Earnings (Loss) Per Share - Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation. At June 30, 2010, the Company did not have any potentially dilutive common shares.

Financial instruments – In September 2006, the Financial Accounting Standards Board (FASB) introduced a framework for measuring fair value and expanded required disclosure about fair value measurements of assets and liabilities.  The Company adopted the standard for those financial assets and liabilities as of the beginning of the 2008 fiscal year and the impact of adoption was not significant. FASB Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2010. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, other current assets, accounts payable, accrued compensation and accrued expenses. The fair value of the Company’s notes payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.

On June 24, 2010, the Company applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The adoption of ASC 820 for non-financial assets and liabilities did not have a significant impact on the Company’s financial statements.

Recent accounting pronouncements

At inception the Company adopted ASC 470, Debt with Conversion and Other Options – Cash Conversion (“ASC 470”) (formerly referenced as FASB Staff Position APB No. 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)), which requires issuers of convertible debt that may be settled wholly or partly in cash when converted to account for the debt and equity components separately. Where applicable, ASC 470 must be applied retrospectively to all periods presented. The adoption of ASC 470 did not have an impact on the Company’s financial statements.

In August 2009, the Financial Accounting Standards Board or FASB issued Accounting Standards Update 2009-05, Fair Value Measurements and Disclosures (“Topic 820”) - Measuring Liabilities at Fair Value an Update 2009-05. Update 2009-05 amends subtopic 820-10, "Fair Value Measurements and Disclosures- Overall" and provides clarification for the fair value measurement of liabilities in circumstances where quoted prices for an identical liability in an active market are not available. The amendments also provide clarification for not requiring the reporting entity to include separate inputs or adjustments to other inputs relating to the existence of a restriction that prevents the transfer of a liability when estimating the fair value of a liability. Additionally, these amendments clarify that both the quoted price in an active market for an identical liability at the measurement date and the quoted price for an identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are considered Level 1 fair value measurements. These requirements are effective for financial statements issued after the release of Update 2009-05. The Company adopted the requirements on June 24, 2010 and it did not have a material impact on our financial position, results of operations or related disclosures.

Other recent accounting pronouncements issued by the FASB (including its EITF), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

4.	Income Taxes

There is no current or deferred income tax expense or benefit for the period ended June 30, 2010.

The provision for income taxes is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The items causing this difference are as follows:

June 24, 2010 (Date of Inception) through June 30, 2010

Tax benefit at U.S. statutory rate	$-
State income tax benefit, net of federal benefit	-
$-

The Company did not have any temporary differences for the period from June 24, 2010 (Date of Inception) through June 30, 2010.

5. Stock Subscription and Related Party Transactions

On June 24, 2010, the Company sold 10,000,000 shares of its $0.001 common stock to an officer of the Company for $10,000

The officers and directors of the Company are involved in other business activities and may, in the future, become   involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The above amount is not necessarily indicative of the amount that would have been incurred had a comparable transaction been entered into with independent parties.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has a negative current ratio and Company has incurred an accumulated deficit of $0.00 for the period from inception to June 30, 2010.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The following table provides selected financial data about our company for the period from the date of inception through June 30, 2010.  For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:

Cash	$10,000
Total assets	$10,000
Total liabilities	$0
Shareholders’ equity	$10,000

Other than the shares offered by this prospectus, no other source of capital has been identified or sought.  If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the company funds to complete the registration process.

Plan of Operation

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has a negative current ratio and Company has incurred an accumulated deficit of $0.00 for the period from Inception to June 30, 2010. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its planned business.  Management has plans to seek additional capital through a private placement and public offering of its common stock. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Proposed Milestones to Implement Business Operations

The following milestones are estimates only.  The working capital requirements and the projected milestones are approximations only and subject to adjustment based on costs and needs.  Our 12 month budget is based on minimum operations which will be completely funded by the $35,000 raised through this offering.  If we begin to generate profits we will increase our marketing and sales activity accordingly.  We estimate sales to begin in the third quarter following closing of the offering.  Because our business is driven by actual sales of garments, our revenue requirements will be reviewed and adjusted based on those actual sales.  The costs associated with operating as a public company are included in our budget.  Management will be responsible for the preparation of the required documents to keep the costs to a minimum.  We plan to complete our milestones as follows:

0- 3 MONTHS

Management will concentrate on the completion of the Registration Statement and finish the garment designs currently proposed.  We estimate this will cost approximately $3,000 and have budget this cost in the Wages/Contractor line item in the Use of Proceeds.  The Company will also start working on creating the patterns and prototypes.  Swingplane Ventures estimates this will cost approximately $2,000 and this amount is budgeted in the Product Development line item in the Use of Proceeds.  Swingplane Ventures also plans to explore online marketing options and interview photographers and models.  The Company does not anticipate any fees associated with these duties and if any costs do arise they will come from the Working Capital line item in the Use of Proceeds.

4-6 MONTHS

Swingplane Ventures has secured the web domain www.swingplaneventures.com and plans on developing our Online Marketing Website at an initial cost of approximately $3,000 and is budgeted in the Sales and Marketing line item of the Use of Proceeds.  During this timeframe, the Company plans to hire a photographer, determine a photo shoot layout, hire a model and prepare garments for a photo shoot.  The Company estimates this will cost approximately $2,000 and is budgeted in the Sales and Marketing line item.  The Company will continue design work on the clothing line.  We have budgeted $2,000 from Wages/Contractor line item to address this item.  The Company plans to start negotiations for an online merchant account during this timeframe.

7-9 MONTHS

Purchase garments for sale and promotional distribution efforts we have budgeted at a cost of approximately $5,000. This cost is budgeted in the Product Development line item of the Use of Proceeds.  We plan to finish the website “look and feel” design with full e-commerce and add the content of the photo shoot.  The website will integrate a “shopping cart” for online sales and we will determine online marketing venues such as Google, E-Bay and other vertical market venues.  The Company estimates it will cost a maximum of approximately $3,000 for this project and this budgeted in the Sales and Marketing line item of the Use of Proceeds.

10-12 MONTHS

Analyze online marketing efforts and make necessary changes for increasing sales.  The Company plans to continue to develop and expand the “Swingplane" clothing line.  The Company has allocated from the Sales and Marketing budget and $1,000 from the Wages/Contractor budget to address the plans listed.  At this timeframe or sooner, the Company plans to prepare a detailed two year marketing plan incorporating a commissioned sales force.

Note: The Company planned the milestones based on quarters following the closing of the offering.  Any line item amounts not expended completely, as detailed in the Use of Proceeds, shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

CRITICAL ACCOUNTING POLICIES

A.	BASIS OF ACCOUNTING

The financial statements are prepared using the accrual method of accounting.  The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.  The Company has elected a June 30 year end.

B.	BASIC EARNINGS PER SHARE

The Company has adopted Financial Accounting Standards Board (“FASB”) Statement Number 128, “Earnings per Share” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.  There are no dilutive shares outstanding.

No significant realized exchange gains or losses were recorded from inception (June 24, 2010) to June 30, 2010.

C.	CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $10,000 in cash and cash equivalent at June 30, 2010.

D.	USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

E.	INCOME TAXES

Deferred  income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, “Accounting for Income Taxes,” which requires the use of the asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

NEW ACCOUNTING PRONOUNCEMENTS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FISCAL DISCLOSURE

None.

FINANCIAL DISCLOSURE

Our fiscal year end is June 30.  We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports.  The audited financial statements for the period from the date of incorporation, June 24, 2010, to June 30, 2010 are located in the section titled “Financial Statements”.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is et forth below:

Name	Age	First Year as Director	Position
Matthew Diehl	33	June 2010	President, Chief Executive Officer, Secretary, Chief Financial Officer, Principle Accounting Officer, Sole Director

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies.  No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors.  The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

The following information sets forth the backgrounds and business experience of the directors and executive officers.

MATTHEW DIEHL, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Mr. Diehl has over 10 years of experience in bringing small and development stage companies to successful operations. In the last five years, he has worked with SendPhotos, Inc. (Director of Sales) from May of 2005 until it was acquired by Avanquest Software in October of 2006 and stayed on at Avanquest (Multimedia Sales Manger) through October of 2007.  After that, he headed up the photo kiosk program for LifePics, Inc. (Kiosk Product Manager), growing that part of the business until late 2008.  Since then, he has been CEO of TapSlide, Inc., and in January 2010 started an LLC for his consultancy and business development skills called AppVineyard, LLC in Colorado.   His leadership experience includes serving as an officer and director on several publically and privately held companies.  Mr. Diehl is an avid golfer and fashion aficionado.  Because of his experience in business development, corporate growth and expansion, and public company experience, the Company believes that Mr. Diehl is an ideal candidate for director and officer.  Mr. Diehl distributes part of his time towards the everyday operations and forward movement of the corporation.  Mr. Diehl has identified various contractors that have expressed an interest in working with him to further the business of the Company.  One contractor in particular brings over 10 years of industry experience in wholesale and custom-design clothing and materials, active/leisure design, manufacturing, and distribution.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

Currently, our officer and director receives no compensation, other than shares of common stock previously issued, for his services during the development stage of our business operations.  He is reimbursed for any out-of-pocket expenses that he incurs on our behalf.  In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved.  We also do not currently have any benefits, such as health or life insurance, available to our employees.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Matthew Diehl	2010	-	-	-	-	-	-	-	-
President, Secretary, Treasurer, and Director

OPTION GRANTS

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors.  The Board of Directors has the authority to fix the compensation of directors.  No amounts have been paid to, or accrued to, our director in such capacity.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since the date of incorporation on June 24, 2010 Swingplane Ventures, Inc. has not compensated Mr. Diehl, the president, secretary and treasurer. The Board of Directors will determine future compensation and, as appropriate, employment agreements executed.   We do not have any employment agreements in place with our sole officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Percent of Class

Title of Class	Name, Title and Address of BeneficialOwner of Shares (1)	Amount of BeneficialOwnership (2)	Before Offering	After Offering (3)

Common	Matthew Diehl, President, CEO, and Director	10,000,000	100%	74%

All Officers and Directors as a Group		10,000,000	100%	74%

1.  The address of each executive officer and director is c/o Swingplane Ventures Inc. 220 Summit Blvd. #402, Broomfield, CO 80021.

2.  As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3.  Assumes the sale of the maximum amount of this offering (3,500,000 shares of common stock) by Swingplane Ventures Inc. The aggregate amount of shares to be issued and outstanding after the offering is 13,500,000.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 10,000,000 shares have been issued to the existing stockholder, all of which are held by our sole officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act.  Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition.  Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder does not have any plans to sell his shares at any time after this offering is complete.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Matthew Diehl is our sole officer and director.  We are currently operating out of the premises of Mr. Diehl the officer and director of our Company, on a rent-free basis for administrative purposes.  There is no written agreement or other material terms or arrangements relating to said arrangement.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors.  We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

At the date of incorporation, a stock subscription was received for 10,000,000 shares of it’s $0.001common stock, at par for $10,000, which was received as of June 30, 2010.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

 AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL___________________________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.  THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Swingplane Ventures, Inc. in connection with registering the sale of the common stock. Swingplane Ventures, Inc. has agreed to pay all costs and expenses in connection with this offering of common stock. Set for the below is the estimated expenses of issuance and distribution, assuming the maximum proceeds are raised.

Legal and Professional Fees	$1,500
Accounting Fees	$2,500
Blue Sky Qualifications	$800
Edgar Fees	$700
Total:	$5,500

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Swingplane Ventures’ Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. Swingplane Ventures, Inc. indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at Swingplane Ventures, Inc. request as an officer or director. Swingplane Ventures, Inc. may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, Swingplane Ventures’ best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, Swingplane Ventures, Inc. shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Swingplane Ventures, Inc. shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/his in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Swingplane Ventures, Inc. or is or was serving at the request of Swingplane Ventures, Inc. as a director, officer, employee or agent of Swingplane Ventures Inc. partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/his duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Swingplane Ventures Inc.. Swingplane Ventures, Inc. shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Swingplane Ventures, Inc. as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

The Issuer has not since inception raised any funds through sales of its common stock.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933.

EXHIBITS

The following exhibits are included with this registration statement:

Exhibit Number.	Name/Identification of Exhibit

3.1	Articles of Incorporation
3.2	Bylaws
5	Opinion of Clifford J. Hunt P.A.
23.1	Consent of Independent Auditor
23.2	Consent of Counsel (See Exhibit 5)
99	Additional Exhibits
a) Subscription Agreement b) Escrow Agreement

UNDERTAKINGS

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, Swingplane Ventures, Inc.includes the following undertakings in this Registration Statement:

The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

           Provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraph is incorporated by reference from periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4). To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information require to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

        i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

        ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

        iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

        iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

39

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Broomfield, State of Colorado on August 17th, 2010.

Swingplane Ventures Inc.
(Registrant)

By: /s/ Matthew Diehl
Matthew Diehl
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Matthew Diehl Matthew Diehl	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director	August 17, 2010